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                                                                     EXHIBIT 3.2

                                                            Amended and Restated
                                                         as of February 28, 1997




                                     BY-LAWS

                                       OF

                                    KTI, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the State of New Jersey.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. Meetings of the shareholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of New Jersey as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. The Annual Meeting of Shareholders for the election of Directors, and the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the Meeting. Written notice of the Annual Meeting stating the place, date and hour and purpose or purposes of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Shareholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board of Directors (the "Chairman") or the President. Such request shall state the purpose or purposes of the proposed Meeting. Unless
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otherwise required by law, written notice of a Special Meeting stating the place, date and hour of the Meeting and the purpose or purposes for which the Meeting is called shall be given not less than ten nor more than sixty days before the date of the Meeting to each shareholder entitled to vote at such meeting.

         Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all Meetings of Shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any Meeting of Shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned Meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each shareholder entitled to vote at the Meeting.

         Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any Meeting of Shareholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided by law or the Certificate of Incorporation, each shareholder represented at a Meeting of Shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after 11 months from its date, unless such proxy provides for a longer period, and in no event shall a proxy be valid after three years from its date. The Board of Directors, in its discretion, or the Officer of the Corporation presiding at a Meeting of Shareholders, in such Officer's discretion, may require that any votes cast at such Meeting shall be cast by written ballot, and such ballot shall be so required at an election of Directors if a shareholder so demands at the election and before the voting begins.

         Section 6. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided by law or in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing; provided that in the case of action taken pursuant to Chapter 10 of the New Jersey Business Corporation Act (the "NJBCA"), such action may be taken without a meeting only if all shareholders entitled to vote thereon sign the written consent and the advance notice required by subsection 14A:5-6 of the NJBCA is given to all other shareholders. Unless otherwise provided by law or in the Certificate of Incorporation any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation, other than the annual election of Directors, may be taken without a meeting and without a vote upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting; provided that if such written consent is not signed by all shareholders who would have been entitled to vote thereon, the advance notice required by


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subsection 14A:5-6 of the NJBCA, if applicable, shall be given to those shareholders who have not consented in writing.

         Section 7. List of Shareholders Entitled to Vote. The Officer or agent of the Corporation who has charge of the stock transfer books of the Corporation shall make and certify before every Meeting of Shareholders, a complete list of the shareholders entitled to vote at the Meeting, arranged in alphabetical order within each class, series or group of shareholders maintained by the Corporation for convenience of reference, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall also be produced and kept at the time and place of the Meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present. The list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote in person or by proxy at any Meeting of Shareholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three Directors, with the actual number to be fixed from time to time by a vote of the majority of the Directors then in office. A Director shall hold office until the Annual Meeting of Shareholders or thereafter when such Director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as provided in Section 2 of this Article, Directors shall be elected by a plurality of the votes cast at Annual Meetings of Shareholders. Any Director may resign at any time upon notice to the Corporation. Directors need not be shareholders.

         Section 2. Nominations. Nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. Any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a Shareholders' Meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Chairman not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders 90 days prior to the anniversary date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Shareholders for the election of Directors, the close of business on the tenth day following the date on which notice of such Meeting is first given to the shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated; (b) each nominee's age and principal occupation or employment; (c) the number of shares of stock of the Corporation beneficially owned by each nominee; (d) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such Meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are

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to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and any other information or tangible evidence, such as fingerprints, which any governmental agency may require the Corporation to provide pursuant to any federal or state law, rule or regulation and (g) the consent of each nominee to serve as a Director of the Corporation if so elected. A shareholder who does not comply with the foregoing procedures may be precluded from nominating a candidate for election as a Director at a Meeting of Shareholders. Notwithstanding anything to the contrary contained in this Section 2, if the Corporation is required to obtain the consent of any governmental agency prior to the election of any person nominated by a shareholder or if the Board of Directors or any committee of the Board of Directors determines that a nominee if elected would jeopardize the retention of any authorization held by the Corporation issued by a governmental agency, the Board of Directors or any committee of the Board of Directors may strike such nominee from the ballot or determine not to place the nominee on the ballot.

         Section 3. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

         Section 4. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, if there be one or more,, the President, or any two Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the majority of the directors on any committee present at any meeting shall constitute a quorum for such committee. The act of a majority at such meeting shall be the act of the Board of Directors or of the committee. If a quorum shall not be present at any meeting of the Board of Directors or of any committee the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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         Section 7. Actions of Board. Unless otherwise provided by the
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation of these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

         Section 9. Committees. The Board of Directors shall have four standing committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each committee, having more than one Director as a member shall elect a director on such committee as the Chairperson of such committee. Any committee, to the extent allowed by law and as expressly provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee shall have the power to declare dividends, to elect or remove officers, or to authorize the issue of any class of stock of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 9.A. The Audit Committee. The Audit Committee shall consist of not less than three Directors, who are not employees of the Corporation or of any of its subsidiaries and who do not have any significant personal or corporate business relationships with Corporation or any of its subsidiaries. The members of the Audit Committee shall be elected by the Board of Directors. The Audit Committee is authorized and directed to: (a) review the procedures and policies of the Corporation and its subsidiaries, including but not limited to:
(i) internal security of cash and other assets, (ii) financial controls and policies, and (iii) risk management and insurance coverages; (b) to confer with the Officers of the Corporation responsible for financial matters and with auditors (i) to develop a recommendation to the Board of Directors of the Corporation for the scope of the audit, (ii)to cause bids to be obtained to audit the financial statements of the

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Corporation, (iii) to make recommendations to the Board of Directors of a firm of independent certified public accountants to employ for the annual audit, (iv) to meet with the auditors upon completion of the audit to review the financial statements, internal financial controls and to receive comments as to deficiencies, if any, and (v) to review management responses to such comments and (c) to carry out such other duties and functions as are customary for the Audit Committee of a publicly traded corporation or are assigned to the Audit Committee by the Board of Directors of the Corporation.

The Audit Committee shall meet not less than twice per year and at such other times as it deems advisable (a) to make recommendations as to the scope of the audit and to recommend an auditor to conduct the annual audit and (b) to receive the report of the auditors and thereafter to report its recommendations or findings to the Board of Directors. The Audit Committee shall keep minutes of its meetings. The Audit Committee may confer directly with any Officer or employee of the Corporation at its sole discretion.

         Section 9.B. The Compensation Committee. The Compensation Committee shall consist of not less than two Directors, who are not employees of the Corporation or of any of its subsidiaries and who do not have any significant personal or corporate business relationships with Corporation or any of its subsidiaries. The members of the Compensation Committee shall be elected by the Board of Directors. The Compensation Committee shall administer the Corporation's 1994 Long-Term Compensation Incentive Award Plan and any successor or similar plans, the making of recommendations concerning other bonuses, stock options, performance, achievement or other incentive plans, and the determination of salaries of employees who are Directors of the Corporation.

         Section 9.C. The Executive Committee. The Executive Committee shall consist of not less than three Directors. The members of the Executive Committee shall be elected by the Board of Directors. The function of the Executive Committee is to review the businesses of the Corporation and to advise the Board of Directors and the Officers of the Corporation as to potential business opportunities, strategies and acquisitions and divestitures. The Executive Committee does not make decisions but acts in an advisory capacity only.

         Section 9.D. The Nominating Committee. The Nominating Committee shall consist of not less than three Directors, at least one of whom is not an employee of the Corporation or of any of its subsidiaries and who do not have any significant personal or corporate business relationships with Corporation or any of its subsidiaries. The members of the Nominating Committee shall be elected by the Board of Directors. The Nominating Committee shall consider the size and composition of the Board of Directors, review the performance of Officers and Directors, and recommend individuals for retention or election as Officers or Directors

         Section 10. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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         Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such Director's or Officer's or their votes are counted for such purpose if (i) the material facts as to such Director's or Officer's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such Director's or Officer's or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by the shareholders; or (iii) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. General. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, the Chairman of the Executive Committee, a Secretary, a Treasurer and a Controller. The Board of Directors, in its discretion, may also choose one or more Vice Chairman of the Board of Directors (each of whom must be a Director) and one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The Officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, the Chairman of the Executive Committee and any Vice Chairman of the Board of Directors, need such Officers be Directors of the Corporation.

         Section 2. Election. The Board of Directors shall elect the Officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman,

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any Vice Chairman, the President, the Chairman of the Executive Committee, any
Senior Vice President or any Vice President and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chairman of the Board of Directors. The Chairman shall preside at all Meetings of Shareholders and of the Board of Directors, and may be the Chief Executive Officer of the Corporation. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman by these By-Laws or by the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

         Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Such Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other Officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all Meetings of Shareholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to Such Officer by these By-Laws or by the Board of Directors.

         Section 6. President. The Board of Directors shall appoint a President who may have the duties of the Chief Operating Officer unless another officer of the Corporation is so designated. The President shall have such duties as delegated to Such Officer by the Chief Executive Officer, and such other responsibilities as are delegated to the President by law, the Certificate of Incorporation or these By-Laws.

         Section 7. Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision over the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors and all orders of the Chief Executive Officer are carried into effect.

         Section 7.A. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meeting of the Executive Committee and shall have primary

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responsibility for the review of all acquisitions or divestitures by the
Corporation of new or existing businesses.

         Section 8. Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents. At the request of the Chief Executive Officer or in such Officer's absence or in the event of such Officer's inability or refusal to act, the Chief Operating Officer, the President, the Chairman of the Executive Committee, the Senior Vice President or the Senior Vice Presidents if there are more than one (in the order designated by the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Senior Vice President and each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chairman, the Chief Operating Officer, the President or the Chairman of the Executive Committee from time to time may prescribe. If there be no Chief Executive Officer, no Chairman, no Chief Operating Officer, no President, no Chairman of the Executive Committee, no Senior Vice President and no Vice President, the Board of Directors shall designate the Officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Assistant Vice Presidents shall perform such duties and have such powers as the Board of Directors, the Chairman or the President from time to time may prescribe.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all Meetings of Shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all Meetings of Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision Such Officer shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by Such Officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the

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Board of Directors, the Chief Executive Officer, the Chairman, the Chief
Operating Officer, the President or the Chairman of the Executive Committee, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such person's transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such Officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or control belonging to the Corporation.


         Section 11. Controller. The Controller shall have such duties and responsibilities as may be assigned to such person by the Chairman, the President, The Chairman of the Executive Committee or the Treasurer.

         Section 12. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of such Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the power of and be subject to all the restrictions upon the Secretary.

         Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the Chairman, the President, the Chairman of the Executive Committee or the Treasurer, and in the absence of the Treasurer or in the event of such Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or control belonging to the Corporation.

         Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman, the President The Chairman of the Executive Committee. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

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         Section 1. Form of Certificates. Every holder of stock in the
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or a Vice Chairman of the Board of Directors, or the President or a Senior Vice President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. The certificate shall state upon its face that the Corporation is organized under the laws of the State of New Jersey, the name of the person to whom issued, and the number and class of shares, and the designation of series, if any, which such certificate represents.

         Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

         Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any Meeting of Shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to the date fixed for tabulation of written consents (or, if no tabulation date has been fixed, no more than sixty days prior to the last day on which consents received may be counted under the NJBCA), nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a Meeting of Shareholders shall apply to

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any adjournment of the Meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned Meeting.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telecopy, telegram, telex or cable.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the shareholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such Meeting of Shareholders or Board of Directors as the case may be. All such amendments must be approved either by the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

         Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the actual number then fixed.

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